       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 24, 2000
                                                      REGISTRATION NO. 333-94657
                                                      --------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                              PUMA TECHNOLOGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                  7372                     77-0349154
(STATE OR OTHER JURISDICTION  (PRIMARY STANDARD            (I.R.S. EMPLOYER
OF INCORPORATION OR           INDUSTRIAL CLASSIFICATION   IDENTIFICATION NUMBER)
ORGANIZATION)                 CODE NUMBER)

                              2550 N. FIRST STREET
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 321-7650
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 KELLY J. HICKS
             VICE PRESIDENT, OPERATIONS AND CHIEF FINANCIAL OFFICER
                              PUMA TECHNOLOGY, INC.
                              2550 N. FIRST STREET
                           SAN JOSE, CALIFORNIA 95131
                                 (408) 321-7650

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   COPIES TO:

                              SUSAN J. SKAER, ESQ.
                         GENERAL COUNSEL ASSOCIATES LLP
                               1891 LANDINGS DRIVE
                         MOUNTAIN VIEW, CALIFORNIA 94043
                                 (650) 428-3900

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

Upon consummation of the Puma-NetMind merger described herein.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X] Registration No. 333-94657

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE


TITLE OF EACH CLASS OF SECURITIES         AMOUNT TO BE         PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
TO BE REGISTERED                           REGISTERED         OFFERING PRICE PER      AGGREGATE OFFERING       REGISTRATION FEE
                                                                     SHARE                   PRICE
                                                                     -----                   -----
Common Stock, $0.001 par value           41,051 shares(1)          $113.50(2)              $4,659,289            $1,230.05
                                         ----------------          ----------              ----------            ---------

     (1) Represents the number of shares of the Common Stock of the Registrant which may be issued to shareholders of NetMind Technologies, Inc., a California corporation, in connection with the merger of Rocket Kitty Acquisition Corporation, a Delaware corporation, with and into NetMind Technologies, Inc. as described in Registration Statement No. 333-94657, which was previously filed on Form S-4 on January 14, 2000. In connection with the filing of the Registration Statement, 4,558,249 shares of the common stock, par value $0.001 per share, of Registrant were registered with the Securities and Exchange Commission and a fee of $127,295.00 was paid.

     (2) Pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, the maximum aggregate offering price for the additional shares being registered has been calculated based on the average of the high and low prices per share of Puma's Common Stock on February 18, 2000 as reported on the Nasdaq National Market.

     The contents of the earlier registration statement on Form S-4, No. 333--94657, are hereby incorporated by reference.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 22nd day of February, 2000.

                          PUMA TECHNOLOGY, INC.

                          By: /s/KELLY J. HICKS
                             --------------------------------------------
                             Kelly J. Hicks, Vice President of Operations and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              SIGNATURES                                        TITLE                                         DATE
         *                                           Chairman of the Board of Directors                 February 22, 2000
         --------------------------------
         MICHAEL M. CLAIR

         *                                           President, Chief Executive Officer and Director    February 22, 2000
         --------------------------------            (Principal Executive Officer)
         BRADLEY A. ROWE

         /s/KELLY J. HICKS                           Vice President of Operations and                   February 22, 2000
         --------------------------------            Chief Financial Officer
         KELLY J. HICKS                              (Principal Financial and Accounting Officer)


         *                                           Senior Vice President, General Manager             February 22, 2000
         --------------------------------            of the Enterprise Division and Director
         STEPHEN A. NICOL

         *                                           Director                                           February 22, 2000
         --------------------------------
         TYRONE F. PIKE

         *                                           Director                                           February 22, 2000
         --------------------------------
         M. BRUCE NAKAO

*By:  /s/KELLY J. HICKS
     ------------------------------------
         Kelly J. Hicks, Attorney in Fact

                                  EXHIBIT INDEX

Exhibit
-------
Number                      Document
-------                     --------

5.1     Opinion of Counsel as to Legality of Additional Securities Being
        Registered.

23.1    Consent of PricewaterhouseCoopers LLP, Independent Accountants.

23.2 Consent of General Counsel Associates LLP (contained in Exhibit 5.1 hereto).

23.3    Consent of PricewaterhouseCoopers LLP, Independent Accountants.